Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: CITIBANK N.A.
Country	Subcustodian Name	City
Argentina	Buenos Aires	Buenos Aires
Australia	Melbourne	Melbourne
Austria	Milan	Milan
Bahrain	Manama	Manama
Bangladesh	Dhaka	Dhaka
Belgium	London	London
Belgium	Brussels	Brussels
Bermuda	Hamilton	Hamilton
Bosnia	Sarajevo	Sarajevo
Botswana	Gaborone	Gaborone
Brazil	Sao Paulo	Sao Paulo
Bulgaria	Bulgaria	Bulgaria
Canada	Toronto	Toronto
Chile	Santiago	Santiago
China	Hong Kong & Shanghai	Hong Kong & Shanghai
Colombia	Santa Fe de Bogota	Santa Fe de Bogota
Costa Rica	San Jose	San Jose
Croatia	Zagreb	Zagreb
Cyprus	Nicosia	Nicosia
Czech Republic	Praha	Praha
Denmark	Taastrup	Taastrup
Egypt	Garden City, Cairo	Garden City, Cairo
Estonia	Tallinn	Tallinn
Euroclear	Brussels	Helsinki
Finland	Helsinki	London
France	London	Frankfurt
Germany	Frankfurt	Accra
Ghana	Accra	Athens
Greece	Athens	Hong Kong
Hong Kong	Hong Kong	Budapest
Hungary	Budapest	Reykjavik
Iceland (Equities)	Reykjavik	Luxembourg
Iceland (Fixed Income)	Luxembourg	Mumbai
India	Mumbai	Jakarta
Indonesia	Jakarta	London
Ireland	London	Tel Aviv
Israel	Tel Aviv	Milan
Italy	Milan	Kingston
Jamaica		Tokyo
Japan	Tokyo	Amman
Jordan	Amman	Almaty
Kazakhstan	Almaty	Nairobi
Kenya	Nairobi	Seoul
Korea	Seoul	Safat
Kuwait	Safat	Tallinn
Latvia	Tallinn	Beirut
Lebanon	Beirut	Tallinn
Lithuania	Tallinn	Luxembourg
Luxembourg	Luxembourg	Kuala Lumpur
Malaysia	Kuala Lumpur	Valletta
Malta	Valletta	Santa Fe D.F
Mauritius	Port Louis	Casablanca
Mexico	Santa Fe D.F	Port Louis
Morocco	Casablanca	Windhoek
Namibia	Windhoek	London
Netherlands	London	Auckland
New Zealand	Auckland	Lagos
Nigeria	Lagos	Oslo
Norway	Oslo	Ruwi
Oman	Ruwi	Karachi
Pakistan	Karachi	Ramallah
Palestine	Ramallah	Panama City
Peru	Lima	Lima
Philippines	Makati, Metro	Makati, Metro
Poland	Warsaw	Warsaw
Portugal	Lisboa	Lisboa
Qatar	Doha	Doha
Romania	Bucharest	Bucharest
Russia	Moscow	Moscow
Saudi Arabia	Riyadh	Riyadh
Serbia	Belgrade	Belgrade
Singapore	Singapore	Singapore
Slovak Republic	Bratislava	Bratislava
Slovenia	Ljubljana	Ljubljana
South Africa	Johannesburg	Johannesburg
Spain	Madrid	Madrid
Sri Lanka	Colombo	Colombo
Sweden	Stockholm	Stockholm
Switzerland	London	London
Taiwan	Taipei	Taipei
Thailand	Bangkok	Bangkok
Tunisia	Bourguida	Bourguida
Turkey	Istanbul	Istanbul
Uganda	Kampala	Kampala
UAE – Abu Dhabi	Dubai	Dubai
UAE – DFX	Dubai	Dubai
UAE – NASDAQ	Dubai	Dubai
Ukraine	Kyiv	Kyiv
United Kingdom	London	London
United States	New York	New York
Venezuela	Grande Caracas	Grande Caracas
Vietnam	Ha Noi	Ha Noi
Zambia	Lusaka	Lusaka
Zimbabwe	Harare	Harare